Exhibit (32)

Certifications pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned officers of The McGraw-Hill Companies, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2012 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

The information contained in the quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 25, 2012	/s/ Harold W. McGraw III
Harold W. McGraw III
Chairman, President and Chief Executive Officer

Dated: April 25, 2012	/s/ Jack F. Callahan, Jr.
Jack F. Callahan, Jr.
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.